SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 17, 2003

Correctional Properties Trust

(Exact name of Registrant as specified in its declaration of trust)

Maryland	1-14031	65-0823232

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 PGA Blvd., Suite 750, Palm Beach Gardens, Florida 33410

(Address and zip code of principal executive offices)

(561) 630-6336

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal
year if changed since last report)

SIGNATURE
EXHIBIT INDEX
EX-1.1 Underwriting Agreement dated as of 7/18/03
EX-5.1 Opinion of Venable, Baetjer & Howard, LLP
EX-23.2 Consent of Ernst & Young LLP
EX-99.1 Press Release

Item 5. Other Events.

     On July 17, 2003, Correctional Properties Trust, a Maryland real estate investment trust, entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with Citigroup Global Market, Inc. and Banc of America Securities LLC, as the underwriters, with respect to the issue and sale by Correctional Properties Trust of 3,250,000 shares of its common shares of beneficial interest in an underwritten public offering. Correctional Properties Trust has granted the underwriters an option to purchase up to 487,500 additional common shares to cover over-allotments. The common shares were registered under the Securities Act of 1933, as amended, pursuant to Correctional Properties Trust’s shelf registration statement on Form S-3 (Registration No. 333-90364) and were offered to the public at $25.50 per share.

     A copy of the press release issued by Correctional Properties Trust on July 18, 2003 announcing the public offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement dated July 17, 2003 between Correctional Properties Trust and Citigroup Global Markets Inc.

5.1	Opinion of Venable, Baetjer and Howard, LLP.

23.1	Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.1 filed herewith).

23.2	Consent of Ernst and Young, LLP.

99.1	Press Release dated July 18, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONAL PROPERTIES TRUST

July 18, 2003	By: /s/ David J. Obernesser David J. Obernesser Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement dated July 17, 2003 between Correctional Properties Trust and Citigroup Global Markets Inc.

5.1	Opinion of Venable, Baetjer and Howard, LLP.

23.1	Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.1 filed herewith).

23.2	Consent of Ernst and Young, LLP.

99.1	Press Release dated July 18, 2003.